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                                                                    EXHIBIT 4.7

      THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED. THIS PROMISSORY NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFER AS CONTAINED IN SECTION 2 HEREOF.


                                PROMISSORY NOTE




$600,000                                                        October  , 1997


      ROLLERBALL INTERNATIONAL, INC., a Delaware corporation (hereinafter called the "Company"), for value received hereby promises to pay to Sercap Holdings, LLC or registered assigns (the "Payee"), on the earlier of (i) the 31st day of December, 1998 (the "Due Date") or (ii) five (5) business days after the consummation of an initial public offering of the Company's securities (the "Accelerated Due Date"), the principal amount of SIX HUNDRED THOUSAND Dollars ($600,000) together with interest thereon, at the rate of 12% per annum payable monthly from the date hereof to the date of payment. Both the principal hereof and interest hereon are payable, at the address hereinafter set forth for Payee (or such other place or places as the holder hereof shall designate in writing), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. In addition to payment of the principal and interest due, the Company shall issue the shares (the "Shares") of the Company's Common Stock, $.001 per share, as provided in paragraph 2 below as are issuable upon the Accelerated Due Date, or as otherwise provided in paragraph 2 below.

      1. AUTHORIZED ISSUE. This Note is a duly authorized issue of the Company.

      2. ISSUANCE OF SHARES. Upon the closing of an initial public offering of the Company's securities (the "IPO"), the Company shall issue to the holder of this Note such number of fully paid and nonassessable shares of Common Stock (the "Note Shares") determined by dividing the principal amount of this Note by
(i) the initial public offering price of the Company's Common Stock in the IPO, or (ii) in the event there is no public offering prior to the Due Date, or prior to an IPO the Company consummates a merger, acquisition or similar transaction where the Company is not the surviving entity, a price of $5.00 per share. Such Shares shall be issued within five (5) business days of the earlier of the
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consummation of the IPO, the Due Date or immediately prior to a merger, acquisition or similar transaction where the Company is not the surviving entity. The Note Shares are subject to a registration rights agreement as set forth in a certain note purchase agreement (the "Note Purchase Agreement") of even date between the Company and Sercap Holdings LLC.

      2. DEFAULT CONVERSION. (a) In the event the Company fails to pay the principal and interest due hereunder prior to the Due Date, the holder of this Note shall have the right, commencing on the first business day following the expiration of the Company's right to cure such default in payment, and continuing for a period of thirty days thereafter, to convert this Note and all sums due thereunder, into 10% of the outstanding shares of the Company's Common Stock including the shares issuable to the Purchaser under this subparagraph 2(a). In such event, this Note may be converted in full or in part by the holder thereof by surrender of such Note with the notice of conversion thereon duly executed by such holder (specifying the portion of the principal amount thereof to be converted in the case of a partial conversion) to the Company at its principal office, or at the office of the agency maintained for such purpose. The shares issuable upon a partial conversion shall be proportional to the number of shares issuable upon a conversion in full. Upon any partial conversion of a Note, the Company at its expense shall forthwith issue and deliver to or upon the order of the holder thereof a new Note or Notes in principal amount equal to the unpaid and unconverted principal amount of such surrendered Note, such new Note or Notes to be dated and to bear interest from the date to which interest has been paid on such surrendered Note. Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which such Note shall have been so surrendered to the Company or such agency; and at such time the rights of the holder of such Note as such shall, to the extent of the principal amount thereof converted, cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record thereof.

                  (c) As promptly as practicable after the conversion of any
Note in full or in part, and in any event within 15 calendar days thereafter, the Company at its expense (including the payment by it or any applicable issue taxes) will issue and deliver to the holder of such Note, or as such holder (upon payment of such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, plus, in lieu of any fractional shares to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the market value determined in good faith by the Board of Directors of the Company of one full share as of the close of business on the date of such conversion.



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                  (d) The Company will at all time reserve and keep available, solely for issuance and delivery upon the conversion of the Notes, all shares of Common Stock (or Other Securities) from time to time issuable upon the conversion of the Notes. All shares of Common Stock issuable upon conversion of the Notes shall be duly authorized and, when issued, validly issued, fully paid and nonassessable with no liability on the part of the holders thereof.


      3.    RESTRICTIONS ON TRANSFER.

            (a)(i) This Note and the Note Shares shall not be transferred (such term to include any disposition which would constitute a sale within the meaning of the Securities Act), except upon compliance with the conditions specified in this subsection 3(a). The Company may issue or cause to be issued stop orders preventing any such transfer.

            (ii) The holder of this Note and/or the Note Shares by the acceptance thereof agrees, prior to any transfer or attempted transfer of this Note and/or the Note Shares, that it shall not transfer this Note and/or Note Shares unless a Registration Statement under the Securities Act is in effect with respect to such transfer or, prior to such transfer, it shall have delivered to the Company an opinion of counsel experienced in Securities Act matters reasonably acceptable to the Company and counsel to the Company in a form reasonably acceptable to the Company, or a "no action" letter from the Commission, to the effect that the proposed transfer may be effected without registration under the Securities Act. The legend set forth at the top of the first page of this Note shall likewise be affixed to the certificate for the Note Shares and shall not be removed from any such Note and/or Note Shares to be disposed of in accordance with this clause (ii) unless, in the opinion of counsel for the Company, such legend is not required by the applicable provisions of the Securities Act.

      4. TRANSFER AND EXCHANGE. This Note is transferable on the Note Register of the Company at the expense of the Company (except for any stamp tax or other governmental charge with respect to any transfer) upon surrender of this Note for transfer at the principal office of the Company, accompanied by a written instrument of transfer in form reasonably satisfactory to the Company duly executed by the holder of this Note or his attorney duly authorized in writing, and thereupon one or more new Notes, each in the denomination of $10,000 or an integral multiple thereof and for the same aggregate principal amount as the Note surrendered, and dated the date to which interest has been paid on the Notes, will be issued to the designated transferee or transferees. This Note is exchangeable for a like aggregate principal amount of Notes of different denominations, as requested by the holder or his attorney surrendering the same.



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      The Company and its agents may treat the holder of this Note as the owner for purposes of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

      Any new Note or Notes to be delivered to Payee or upon Payee's order, pursuant to this Section 4, in substitution for or in lieu of any Note held by Payee, will be delivered to Payee at Payee's address as shown on the records of the Company, or at such other address within the United States of America as Payee may request, without any expense to Payee in connection with such delivery and insured to Payee's satisfaction.

      5. PREPAYMENT PROVISIONS. (a) This Note may be prepaid, at the option of the Company, as a whole or in part, at any time or from time to time, in each case on any date on or after the date of issuance and prior to the Due Date or the Accelerated Due Date, at a redemption price of 100% of the principal amount of such Note, together with accrued interest through the date of prepayment.

            (b) If this Note is called for prepayment pursuant to subsection 5(a) of this Note, the Company shall give written notice to the holder of this Note not less than 10 nor more than 60 days prior to the date fixed for the prepayment thereof. Such notice and all other notices to be given to any holder of a Note shall be mailed by registered mail to the holder thereof at the address shown on the Note Register.

            Upon notice of any prepayment being given as provided in this subsection 5(b), the Company covenants and agrees that it will prepay on the date therein fixed for prepayment the principal amount of this Note to be prepaid as specified in such notice, together with interest accrued on the entire principal amount outstanding to such date fixed for prepayment.

            (c) Upon any partial payment of the Notes, upon presentation as herein provided, there shall be paid to the holder the principal amount of the portion of the Notes so to be prepaid with the unpaid interest accrued in respect thereof, and either (i) the Note to be partially prepaid shall be surrendered by the holder, in which event the Company shall execute and deliver to or on the order of such holder, at the expense of the Company, a new Note for the principal amount of the Note remaining unpaid, dated as of the date to which interest has been paid on the Note surrendered, and registered n the name of the holder, or (ii) if the holder and the Company shall so determine, the Note to be partially prepaid need not be so surrendered, but may be made available to the Company, at the place of payment specified herein, for notation thereon of the payment of the portion of the principal so paid, in which case the Company shall make such notation and return the Note to or on the order of such holder. Notwithstanding


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the foregoing, no prepayment shall affect the obligations of the company to issue the Note Shares to the Payee and include such Note Shares in the Company's IPO registration statement.

            (d) All Notes which are prepaid shall not be considered outstanding for purposes of this Section 5.

      6. SUBORDINATION PROVISIONS. The Note is a junior general obligation of the Company and is fully subordinated to all "senior indebtedness" of the Company outstanding on the Due Date. Senior indebtedness is all indebtedness, liabilities and obligations of the Company for money borrowed from banks, savings and loan associations, the Small Business Administration and other financial institutions, and their affiliates, or one or more investment funds, whether or not evidenced by notes or other instruments or evidences of indebtedness, and any deferrals, renewals or extensions of any such senior indebtedness and notes or other instruments or evidences of indebtedness issued in respect of or in exchange for any such senior indebtedness or any funding to pay or replace any such senior indebtedness or credit unless in the instrument creating or evidencing the same, or pursuant to which it is outstanding, it is provided that such indebtedness or such deferral, renewal or extension thereof is not senior in right of payment to the Note. No payment or distribution of any kind or character on account of principal, premium, if any, or interest on the Note shall be permitted during the continuance of any default in the payment of principal, premium, if any, or interest on any senior indebtedness for a period of one hundred eighty days (180) days. After one hundred eighty days (180) days, Purchaser may proceed to execute its rights under the Notes.

      7. DEFAULT. If one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation or any administrative or governmental body):

            (i) default in the due and punctual payment of the principal of, or interest on, any Note when and as the same shall become due and payable, whether on the Due Date, the Accelerated Due Date or otherwise and continuance of such default for a period of 10 days; or

            (ii) the Company or any subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or

            (iii) an order, judgment or decree is entered adjudicating the Company or any subsidiary bankrupt or insolvent; or


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
            (iv) the Company or any subsidiary petitions or applies to any tribunal for the appointment of a trustee or receiver of the Company within the meaning of the Securities Act, or of any substantial part of the assets of the Company, or commences any proceedings relating to the Company or any subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction whether now or hereafter in effect; or

            (v) any such petition or application is filed, or any such proceedings are commenced, against the Company or any subsidiary, and the Company or such subsidiary by any act indicates its approval thereof, consent or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee or receiver, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

            (vi) the Company or any subsidiary shall take any corporate action for the purpose of effecting any of the actions set forth in clauses (ii) through (v) of this section 6; or

            (vii) any order, judgment or decree is entered in any proceedings against the Company or any subsidiary within the meaning of the Securities Act decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

            (viii) any order, judgment or decree is entered in any proceedings against the Company or any subsidiary decreeing a split-up of the Company which requires the divestiture of a substantial part of the consolidated assets of the Company and its subsidiaries, or the divestiture of the stock of a subsidiary and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

            (ix) a default has been declared by the holder of any indebtedness of the Company or any subsidiary for borrowed money and such default has not been cured within a period of time, if any, provided for cure;

            (x) a default in the due observance or performance of any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms and provisions of this Note (other than the payment provisions) or any default, including payment default on the Note, the Note Purchase Agreement, and a certain $400,000 convertible note of even date, and such default shall continue for 30 days after written notice thereof shall have been given to the Company by the holder hereof;

            (xi) a final judgment, decree or order for the payment of money in excess of $100,000 shall be rendered against the



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Company or any subsidiary, and the same shall not be discharged or execution thereon stayed pending appeal within 30 days after entry thereof;

            (xii) an attachment or levy against the assets or properties of the Company or any subsidiary involving an amount in excess of $25,000, which attachment or levy is not dismissed, bonded or otherwise terminated within thirty (30) days of the effectiveness of such attachment or levy; or

            (xiii) the sale by the Company of all or substantially all of its assets or the merger or consolidation by the Company with or into another corporation, except for mergers or consolidations where the Company is the surviving entity or where the surviving entity expressly accepts and assumes the obligations under all the Notes;

then, and in each and every such case, so long as such Event of Default shall not have been remedied within 10 days after written notice thereof by the Payee to the Company specifying the default, the holder of this Note, by notice in writing to the Company, may declare the principal of this Note then outstanding and the interest accrued thereon if not already due and payable, to be due and payable immediately, and upon any such declaration the same (the "Aggregate Indebtedness") shall become and shall be immediately due and payable with interest on such Aggregate Indebtedness at a rate of 18% per annum (the "Default Rate") from and after the date on which such Aggregate Indebtedness becomes due, anything in this Note contained to the contrary notwithstanding; provided that, upon the occurrence of an event described in (ii) through (viii) above, the principal amount outstanding and accrued interest thereon shall become due and payable whether the holder of this Note makes such declaration. Notwithstanding the foregoing, the holder of this Note shall be entitled to exercise its rights under this paragraph 7 without 10 days written notice, where the Event of Default is a default in payment.

      8. MISCELLANEOUS. (a) To the extent permitted by applicable law, the Company hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish, the benefit and advantage of any valuation, stay, appraisement, extension or redemption law now existing or which may hereafter exist, which, but for this provisions, might be applicable to any sale made under the judgment, order or decree of any court, or otherwise, based on the Notes or on any claim for principal or interest on the Notes.

            (b) Each Note is issued upon the express condition, to which each successive holder expressly assents and by receiving the same agrees, that no recourse under or upon any obligation, covenant or agreement of the Notes, or for the payment of the principal of, or premium, if any, or the interest on, a Note, or


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for any claim based on a Note, or otherwise in respect hereof, shall be had against any incorporator or any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, whether by virtue of the constitution, statute or rule of law or by any assessment or penalty or otherwise howsoever, all such individual liability being hereby expressly waived and released as a condition of and as a part of the consideration for the execution and issue of the Notes; provided, however, that nothing herein shall prevent enforcement of the liability, if any, of any stockholder or subscriber to capital stock upon or in respect of capital stock not fully paid.

            (c) Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of any Note and of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of any such Note if mutilated, the Company will make and deliver a new Note or like tenor in lieu of any such Note so lost, stolen, destroyed or mutilated. Any new Note made and delivered in accordance with the provisions of this subsection 8(c) shall be dated as of the date from which unpaid interest has then accrued on the Note so lost, stolen, destroyed or mutilated.

            (d) Any notice or demand which by any provision of the Notes is required or provided to be given or served to or upon the Company shall be deemed to have been sufficiently given or served for all purposes by being sent as registered mail, postage prepaid, addressed to the Company at its principal office.

            (e) No course of dealing between the Company and the holder of any Note or any delay on the part of the holder in exercising any rights under a Note shall operate as a waiver of any rights of any holder of the Note.

            (f) The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever.

            (g) The Company agrees to pay, on demand, all costs and expenses paid or incurred by the holder of this Note in seeking to collect this Note, including, without limitation, reasonable attorneys' fees and disbursements paid or incurred by the holder, with interest thereon at the Default Rate until paid in full.

            (h) No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver, nor as an acquiescence in any default, nor shall any single or partial exercise of any right or remedy preclude any other of further exercise thereof or the exercise of any other right or remedy.



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            (i) The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect amounts called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder.

      9. BINDING EFFECT. The Company agrees that the provisions of this Note shall bind and shall inure to the benefit of the parties hereto and their heirs, successors and assigns.

      10. AMENDMENT AND WAIVER. This Note may be amended or supplemented, and any existing Event of Default may be waived only with the written consent of the Payee.

      11. INTEREST RATE. If any interest rate specified herein is held to be impermissible, then the rate charged on the indebtedness represented hereby shall be reduced to the highest rate then permitted by law.

      12. COMMUNICATIONS. All notices and other communications provided for hereunder or under the Notes shall be in writing, and, if to Payee, shall be delivered or mailed by registered mail addressed to Payee at Payee's address as shown in the records of the Company or to such other address as Payee may designate to the Company in writing and, if to the Company, shall be delivered or mailed by registered mail to the Company at 9255 Doheny Road, Suite 2705, Los Angeles, California 90069 Attention: Office of the President, or to such other address as the Company may designate to Payee in writing.

      13. DELAWARE. This Note shall be construed in accordance with and governed by the internal laws of the State of Delaware without regard to principles of conflicts of law, and cannot be changed, discharged or terminated orally but only by an instrument in writing signed by the party against whom enforcement of any change, discharge or termination is sought.

      14. HEADINGS. The headings of the sections of this Note are inserted for convenience only and do not affect the meaning of such section.


      IN WITNESS WHEREOF, ROLLERBALL INTERNATIONAL, INC. has caused this Note to be signed in its corporate name by a duly authorized officer and to be dated the date and year first above written.

                                    ROLLERBALL INTERNATIONAL, INC.


                                       By
                                          -----------------------------
                                          Jack Forcelledo
                                          Chairman of the Board


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                           DEFAULT CONVERSION FORM

            To Be Executed by the Registered Holder to Convert Note

      The undersigned Registered Holder hereby irrevocably elects to convert $________________ principal amount represented by this Note, and to purchase the shares of Common Stock issuable upon the conversion of such Note, and requests that certificates for such shares shall be issued in the name of:


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                    (please print or type name and address)

           PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

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and be delivered to

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                    (please print or type name and address)

and if the amount so converted shall not represent the entire unpaid principal amount due and owing on this Note, the Company shall deliver a new Note for the unpaid and unconverted principal amount of such surrendered Note registered in the name of, and delivered, to, the Registered Holder at the address stated below, such new Note or Notes to be dated and to bear interest from the date to which interest has been paid on such surrendered Note.

Dated:                               X
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                                                Signature

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     Taxpayer Identification #

                                      ------------------------------
                                                Address



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